1 NYSE: STT October 17, 2025 Exhibit 99.3

3Q25 highlights

All comparisons are to corresponding prior year period unless otherwise noted. See note A below for a description of ex-notables presentation.

Ex-notables[A]	3Q25	2025 YTD
Total revenue	$3.5B ▲9%	$10.3B ▲7%
Fee revenue	$2.8B ▲12%	$8.1B ▲10%
Total expenses	$2.4B ▲5%	$7.3B ▲5%
Operating leverage	332bps	258bps
Fee operating leverage	614bps	496bps
Pre-tax margin	31.1%	28.7%
ROTCE	20.9%	19.0%
EPS	$2.78 ▲23%	$7.34 ▲21%

Investment Servicing

Investment Services

- **Record AUC/A** of **$51.7T** at quarter-end; AUC/A wins of **$361B**[1]
- New servicing fee revenue wins of **$47M**[2]
- **1** new State Street Alpha® mandate win[1]
- Strategic partnership with **Apex Fintech Solutions** to address growing global opportunity in Wealth Services[3]

State Street Markets

- Strong trading volumes & lending balances supporting IS and IM clients
- Winner of **8** categories in the Euromoney 2025 FX Awards[4]

Investment Management

- **Record AUM** of **$5.4T** at quarter-end with total net inflows of **$26B**[1]
- Continued **ETF market share gains** in U.S. Low Cost ETF suite[1]
- **Expanded capabilities** with **39** new products launched in 3Q25, **96** YTD

Balance sheet	Capital return[6]	Capital ratios[7]
$295B Interest-earning assets[B]	**$637M** Total capital return	**11.3%** CET1
0.96% Net interest margin[5]	**79%** Payout ratio	**5.6%** Tier 1 leverage

[A] Ex-notables and some other metrics (e.g., ROTCE) are non-GAAP presentations; refer to the Appendix for a reconciliation, and further explanations, of non-GAAP measures.
See page 3 for a summary of our 3Q25 financial results, and the Addendum to these materials for a summary of our 3Q25 and 2025 YTD financial results, presented on a GAAP-basis.
[B] Represents average interest-earning assets.
Refer to the Appendix included with this presentation for endnotes 1 to 25.

2 STATE STREET

Summary of 3Q25 financial results

Financial results

(GAAP; $M, except EPS data, or where otherwise noted)	Quarters			%Δ	
	3Q24	2Q25	3Q25	2Q25	3Q24
Revenue:					
Servicing fees	$1,266	$1,304	$1,357	4%	7%
Management fees	527	562	612	9	16
Foreign exchange trading services	374	431	416	(3)	11
Securities finance	116	126	138	10	19
Software and processing fees	208	230	227	(1)	9
Other fee revenue[B]	125	66	79	20	(37)
Total fee revenue	**2,616**	**2,719**	**2,829**	**4**	**8**
Net interest income	**723**	**729**	**715**	**(2)**	**(1)**
Other income	(80)	-	1	nm	nm
Total revenue	**$3,259**	**$3,448**	**$3,545**	**3%**	**9%**
Provision for credit losses	26	30	9	(70)%	(65)%
Total expenses	**$2,308**	**$2,529**	**$2,434**	**(4)%**	**5%**
Net income before income taxes	$925	$889	$1,102	24%	19%
Net income	**$730**	**$693**	**$861**	**24%**	**18%**
Diluted earnings per share	**$2.26**	**$2.17**	**$2.78**	**28%**	**23%**
Return on average common equity	**12.0%**	**10.8%**	**13.4%**	**2.6%pts**	**1.4%pts**
Return on average tangible common equity[A]	**19.3%**	**16.7%**	**20.9%**	**4.2%pts**	**1.6%pts**
Pre-tax margin	**28.4%**	**25.8%**	**31.1%**	**5.3%pts**	**2.7%pts**
Tax rate	**21.1%**	**22.0%**	**21.9%**	**(0.1)%pts**	**0.8%pts**
Ex-notable items, non-GAAP[A]:					
Total fee revenue	*$2,535*	*$2,740*	*$2,829*	*3%*	*12%*
Total revenue	*$3,259*	*$3,469*	*$3,545*	*2%*	*9%*
Total expenses	*$2,308*	*$2,412*	*$2,434*	*1%*	*5%*
Diluted earnings per share	*$2.26*	*$2.53*	*$2.78*	*10%*	*23%*
Return on average common equity	*12.0%*	*12.5%*	*13.4%*	*0.9%pts*	*1.4%pts*
Return on average tangible common equity	*19.3%*	*19.4%*	*20.9%*	*1.5%pts*	*1.6%pts*
Pre-tax margin	*28.4%*	*29.6%*	*31.1%*	*1.5%pts*	*2.7%pts*

Performance highlights

All comparisons are to corresponding prior year period unless otherwise noted. See note A below for a description of ex-notables presentation.

- Total revenue of **$3.5B**, up 9%
  - Fee revenue of **$2.8B**, up 8%; up 12% ex-notables reflecting broad-based strength across the franchise
  - NII of **$715M**, down (1)% primarily driven by lower average short-end rates and deposit mix shift, partially offset by securities portfolio repricing and continued loan growth
- Total expenses of **$2.4B**, up 5% mainly due to increases in investments to improve technology and business capabilities, revenue-related costs, and the impact of currency translation
- Pre-tax margin of **31.1%** and ROTCE of **20.9%**[A]

[A] Ex-notables and some other metrics (e.g., ROTCE) are non-GAAP presentations; refer to the Appendix for a reconciliation, and further explanations, of non-GAAP measures.

[B] Other fee revenue primarily consists of income from certain tax-advantaged investments, equity investments, and market-related adjustments. Other fee revenue decreased $(46)M YoY primarily due to the absence of a notable item related to a gain on sale of an equity investment in the prior year period. Other fee revenue increased $13M QoQ, primarily due to FX-related adjustments and fair value adjustments on equity investments.

3 STATE STREET

Servicing fees

Servicing fees ($M)



+7%
+4%
$1,266
$1,283
$1,275
$1,304
$1,357
3Q24
4Q24
1Q25
2Q25
3Q25

Performance indicators

	3Q24	4Q24	1Q25	2Q25	3Q25
AUC/A [1]					
AUC/A ($T)	$46.8	$46.6	$46.7	$49.0	**$51.7**
AUC/A wins ($B)	466	1,098	182	1,093	**361**
AUC/A to be installed ($B)	2,354	2,988	3,056	3,975	**3,634**
Servicing fees ($M) [2]					
Servicing fee rev. wins	$84	$154	$55	$145	**$47**
Servicing fee rev. to be installed	288	346	356	444	**401**

Refer to the Appendix included with this presentation for endnotes 1 to 25.

3Q25 performance

Servicing fees of $1,357M up 7% YoY and up 4% QoQ

- Up 7% YoY primarily driven by higher average market levels, net new business, and the impact of currency translation
- Up 4% QoQ mainly due to higher average market levels, client activity/adjustments, and the impact of currency translation

Business momentum

- Record AUC/A of $51.7T at quarter-end
- New 3Q25 servicing fee revenue wins of $47M, primarily driven by back office, including a strong contribution from private markets[2]
  - Trailing 12-month servicing fee revenue wins of $401M
- $361B in new servicing AUC/A wins in 3Q25, with the majority from Asset Owners and Asset Managers[1]
- 1 new Alpha mandate win in 3Q25; 1 Alpha mandate go-live in 3Q25
- 1st third-party custodian leveraging blockchain technology to connect to a Distributed Ledger to provide custody services for digitally native fixed income instruments

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Management fees

Management fees ($M)



+16%
+9%
$527
$576
$562
$562
$612
3Q24
4Q24
1Q25
2Q25
3Q25

Performance indicators ($B)[1]

	3Q24	4Q24	1Q25	2Q25	**3Q25**
AUM	$4,732	$4,715	$4,665	$5,117	**$5,446**
Net flows (QoQ)	100	64	(13)	82	**26**

3Q25 performance

Management fees of $612M up 16% YoY and 9% QoQ

- Up 16% YoY driven by higher average market levels and net inflows
- Up 9% QoQ driven by higher average market levels, net inflows, and day count, partially offset by lower performance fees
- Investment Management 3Q25 pre-tax margin of 36%, up 6%pts YoY and 2%pts QoQ

Business momentum[1]

- **Product innovation**: 39 products launched in 3Q25, including 23 ETFs
  - Expanded sub-advisory model to Europe and launched AAA CLO ETF
  - In the U.S., launched a short duration private credit ETF; reinforced sector leadership with 11 sector premium income funds
- **ETF:** Continued momentum and market share gains in U.S. Low Cost ETF suite; strong inflows across EMEA and U.S. Sectors, as well as Gold, supported by expanded global distribution
- **Institutional:** Strong inflows across Index Fixed Income and Multi-Asset Solutions
- **Cash:** Net inflows of $17B into Money Market funds, which drove increased Institutional Money Market Funds market share[8]

Refer to the Appendix included with this presentation for endnotes 1 to 25.

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6 3Q24 4Q24 1Q25 2Q25 3Q25 $359 $360 $362 $428 $416 FX trading services of $416M up 16% YoY and down (3)% QoQ9 • Up 16% YoY supported by higher volumes with Investment Services clients • Down (3)% QoQ driven by lower client volumes and decreased volatility from elevated 2Q levels A Ex-notables and some other metrics (e.g., ROTCE) are non-GAAP presentations; refer to the Appendix for a reconciliation, and further explanations, of non-GAAP measures. Refer to the Appendix included with this presentation for endnotes 1 to 25. +16% -3% 3Q24 4Q24 1Q25 2Q25 3Q25 $116 $118 $114 $126 $138 Securities finance of $138M up 19% YoY and 10% QoQ • Up 19% YoY and 10% QoQ largely driven by higher client lending balances and Agency spreads, partially offset by lower Prime Services spreads FX trading services9 (Ex-notable items, non-GAAP, $M)A Securities finance ($M) 3Q25 performance (Ex-notable items, non-GAAP)A +19% +10% 3Q25 performance

Software and processing fees

Software and processing fees[10]

(Ex-notable items, non-GAAP, $M)[A]



+9%
-11%
On-premises[11]
Professional services
Software-enabled (incl. SaaS)[11]
Lending related and other fees
$208
8
29
106
62
$259
42
44
109
62
$225
20
24
110
67
$254
48
36
107
61
$227
16
37
110
60
YoY %
nm
28%
4%
(3)%
3Q24
4Q24
1Q25
2Q25
3Q25

Performance indicators ($M)

	3Q24	4Q24	1Q25	2Q25	**3Q25**
Front office software and data revenue[12,13]	$146	$197	$158	$193	**$167**
New bookings[14]	10	48	9	6	**9**
ARR[15]	356	375	373	379	**402**
Uninstalled revenue backlog[16]	100	134	137	143	**145**

3Q25 performance

(Ex-notable items, non-GAAP)[A]

Software and processing fees of $227M up 9% YoY and down (11)% QoQ[10]

- Front office software and data of $167M up 14% YoY and down (13)% QoQ[12,13]
  - Software-enabled revenue of $110M increased 4% YoY primarily driven by 20+ go-lives and conversions
  - Professional services of $37M increased 28% YoY driven by increased demand from SaaS client implementations and conversions
- Lending related and other fees of $60M, broadly stable YoY and QoQ

Business momentum

- 3Q25 ARR increased ~13% YoY driven by continued SaaS client conversions and implementations[15]
- Strong uninstalled revenue backlog, up 45% YoY[16]

[A] Ex-notables and some other metrics (e.g., ROTCE) are non-GAAP presentations; refer to the Appendix for a reconciliation, and further explanations, of non-GAAP measures.
Refer to the Appendix included with this presentation for endnotes 1 to 25.

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Net interest income

NII ($M)[5]



-1%
-2%
$723
$749
$714
$729
$715
3Q24
4Q24
1Q25
2Q25
3Q25

NIM[5] (FTE, %)	3Q24	4Q24	1Q25	2Q25	3Q25
NIM[5] (FTE, %)	1.07%	1.07%	1.00%	0.96%	**0.96%**

Average balance sheet highlights ($B)[A]

	3Q24	4Q24	1Q25	2Q25	**3Q25**
Interest-earning assets	$270	$279	$290	$305	**$295**
Interest-bearing deposits with banks (net)[17]	87	90	93	98	**88**
Investment portfolio	107	105	110	112	**112**
Loans[18]	40	42	44	45	**47**
Other interest-earning assets	28	33	34	39	**40**
Total deposits	$225	$237	$243	$261	**$255**
Interest-bearing deposits	201	211	218	237	**231**
Non-interest-bearing deposits	24	26	25	24	**24**

[A] Line items are rounded.
Refer to the Appendix included with this presentation for endnotes 1 to 25.

3Q25 performance

NII of $715M down (1)% YoY and (2)% QoQ

- Down (1)% YoY primarily driven by lower average short-end rates and deposit mix shift, partially offset by securities portfolio repricing and continued loan growth
- Down (2)% QoQ largely due to lower deposit balances and lower average short-end rates, partially offset by securities portfolio repricing and continued loan growth

Average assets and liabilities

- Interest-earning assets increased 10% YoY, which includes an increase in other interest-earnings assets and higher loan balances
  - Loan growth of 17% YoY driven by strong client demand
- Total deposits increased 13% YoY mainly driven by an increase in U.S. and non-U.S. interest-bearing deposit balances
- Interest-earning assets decreased (3)% QoQ, which includes a decline in interest-bearing deposits with banks (net)
  - Loan growth of 3% QoQ driven by strong client demand
- Total deposits decreased (2)% QoQ mainly due to a decrease in U.S. and non-U.S. interest-bearing deposit balances

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9 Expenses of $2,434M up 5% YoY and 1% QoQ • Compensation and employee benefits of $1,162M19 – Up 2% YoY mainly due to merit increases, higher employee benefits costs, and the impact of currency translation – Down (2)% QoQ primarily driven by lower compensation, partially offset by higher employee benefits costs and the impact of currency translation • Information systems and communications of $517M19 – Up 12% YoY and 2% QoQ largely from higher technology and infrastructure investments • Transaction processing services of $276M – Up 8% YoY and 6% QoQ mainly driven by higher sub-custody and market data costs 351 362 373 255 260 276 463 505 517 1,134 1,180 1,162 105 3Q24 105 2Q25 106 3Q25 $2,308 $2,412 $2,434 Comp. & benefits19 Info. sys.19 Tran. processing Other20 Occupancy +5% +1% 2% 12% 8% YoY % 1% 6% $2,308 $2,529 $2,434 52,566 52,014 51,564 GAAP Expenses Headcount YoY +5% QoQ -4% YoY -2% QoQ -1% A Ex-notables and some other metrics (e.g., ROTCE) are non-GAAP presentations; refer to the Appendix for a reconciliation, and further explanations, of non-GAAP measures. Refer to the Appendix included with this presentation for endnotes 1 to 25. Expenses (Ex-notable items, non-GAAP, $M)A 3Q25 performance (Ex-notable items, non-GAAP)A

Capital and liquidity

Capital (%, as of period-end)[7]

CET1 ratio (Standardized)


11.6%
10.9%
11.0%
10.7%
11.3%
10-11%
STT Target Range
1.0%
2.5%
4.5%
8.0%
G-SIB surcharge
SCB[21]
Minimum ratio
3Q24
4Q24
1Q25
2Q25
3Q25
Requirement

Tier 1 leverage ratio


5.5%
5.2%
5.5%
5.3%
5.6%
5.25-5.75%
STT Target Range
4.0%
Minimum ratio
3Q24
4Q24
1Q25
2Q25
3Q25
Requirement

Supplementary leverage ratio


6.4%
6.2%
6.5%
6.3%
6.4%
5.0%
2.0%
eSLR buffer[25]
3.0%
Minimum ratio
3Q24
4Q24
1Q25
2Q25
3Q25
Requirement

Refer to the Appendix included with this presentation for endnotes 1 to 25.

Capital and liquidity metrics

	3Q24	2Q25	3Q25
Capital Return ($M)			
Declared common dividends	$224	$217	**$237**
Common share repurchases	450	300	**400**
Total capital return	674	517	**637**
Capital ($B)			
CET1 capital	$14.1	$14.8	**$15.2**
Tier 1 capital	16.9	18.4	**18.7**
RWA / Leverage ($B)			
Risk weighted assets (Standardized)	$121	$138	**$134**
Adjusted average assets (Tier 1)[22]	306	345	**332**
Leverage exposure (SLR)[23]	265	292	**291**
Liquidity (%)			
State Street Bank and Trust LCR[24]	129%	136%	**142%**

3Q25 performance

- Capital return of $637M to common shareholders; total payout ratio of 79%[6]
- 3Q25 standardized CET1 ratio at quarter-end of 11.3% increased 0.6%pts QoQ primarily due to capital generated from earnings and lower RWA, partially offset by continued capital return
- 3Q25 Tier 1 leverage ratio of 5.6% increased 0.3%pts QoQ mainly driven by lower average balance sheet levels and capital generated from earnings, partially offset by continued capital return
- 3Q25 SLR of 6.4% increased by 0.1%pts QoQ largely due to capital generated from earnings, partially offset by continued capital return

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11

12 Notable items 13 Reconciliation of notable items 14 Reconciliation of constant currency impacts 15 Endnotes & other information 16 Forward-looking statements 18 Non-GAAP measures 19 Definitions 20

Notable items

($M, except EPS data)	Quarters[A]		
	3Q24	2Q25	3Q25
Repositioning charge[A]	-	$(100)	-
Client rescoping[B]			
Revenue impact	-	(24)	-
Expense impact	-	(18)	-
Other notable items (net)[C]	-	4	-
Total notable items (pre-tax)	**-**	**$(138)**	**-**
Income tax impact from notable items	-	(35)	-
EPS impact	**-**	**$(0.36)**	**-**

[A] Repositioning charge of $100M related to Compensation and employee benefits primarily from workforce rationalization.

[B] Client rescoping revenue impact: $(24)M Alpha-related client rescoping reflected in Front office software and data in Professional services. Client rescoping expense impact: $18M Alpha-related client rescoping reflected in Information systems and communications.

[C] 2Q25 Other notable items (net) of $4M represents a revenue-related recovery of $3M associated with the proceeds from a 2018 FX benchmark litigation resolution reflected in FX trading services revenue, and a $1M release of a prior period notable item reflected in Other expenses. 3Q24 Other notable items (net) of $0 represents an $81M loss on sale related to a repositioning of the investment portfolio reflected in Other income, offset by a $66M gain on sale of equity investment reflected in Other fee revenue, and a $15M Revenue-related recovery associated with the proceeds from a 2018 FX benchmark litigation resolution reflected in FX trading services revenue.

[A] These are non-GAAP presentations; refer to the Appendix for a reconciliation, and further explanations, of non-GAAP measures.

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Reconciliation of notable items

Quarterly reconciliation

(Dollars in millions, unless noted otherwise)	1Q24	2Q24	3Q24	4Q24	1Q25	2Q25	3Q25	% Change 3Q25 vs. 3Q24	% Change 3Q25 vs. 2Q25	Year-to-Date 2024	Year-to-Date 2025	% Change YTD 2025 vs. YTD 2024
Total fee revenue, GAAP-basis	$ 2,422	$ 2,456	$ 2,616	$ 2,662	$ 2,570	$ 2,719	$ 2,829	8.1%	4.0%	$ 7,494	$ 8,118	8.3%
Less: Notable items:												
Foreign exchange trading services			(15)			(3)				(15)	(3)	
Client rescoping (revenue impact)						24					24	
Other fee revenue			(66)							(66)		
Total fee revenue, excluding notable items	**$ 2,422**	**$ 2,456**	**$ 2,535**	**$ 2,662**	**$ 2,570**	**$ 2,740**	**$ 2,829**	11.6%	3.2%	**$ 7,413**	**$ 8,139**	9.8%
Total revenue, GAAP-basis	3,138	3,191	3,259	3,412	3,284	3,448	3,545	8.8%	2.8%	$ 9,588	$ 10,277	7.2%
Less: Notable items:												
Foreign exchange trading services			(15)			(3)				(15)	(3)	
Client rescoping (revenue impact)						24					24	
Other fee revenue			(66)							(66)		
(Gains) losses related to investment securities, net			81							81		
Total revenue, excluding notable items	**$ 3,138**	**$ 3,191**	**$ 3,259**	**$ 3,412**	**$ 3,284**	**$ 3,469**	**$ 3,545**	8.8%	2.2%	**$ 9,588**	**$ 10,298**	7.4%
Total expenses, GAAP basis	$ 2,513	$ 2,269	$ 2,308	$ 2,440	$ 2,450	$ 2,529	$ 2,434	5.5%	(3.8)%	$ 7,090	$ 7,413	4.6%
Less: Notable items:												
Deferred compensation expense acceleration				(79)								
Repositioning charges				2		(100)					(100)	
Client rescoping (expense impact)						(18)					(18)	
FDIC special assessment	(130)			31						(130)		
Other notable items				(12)		1					1	
Total expenses, excluding notable items	**$ 2,383**	**$ 2,269**	**$ 2,308**	**$ 2,382**	**$ 2,450**	**$ 2,412**	**$ 2,434**	5.5%	0.9%	**$ 6,960**	**$ 7,296**	4.8%
Seasonal expenses	(162)				(155)					(162)	(155)	
Total expenses, excluding notable items and seasonal expense items	**$ 2,221**	**$ 2,269**	**$ 2,308**	**$ 2,382**	**$ 2,295**	**$ 2,412**	**$ 2,434**	5.5%	0.9%	**$ 6,798**	**$ 7,141**	5.0%
Fee operating leverage, GAAP-basis (bps)[A]								268 bps	781 bps			377 bps
Fee operating leverage, excluding notable items (bps)[B]								614 bps	234 bps			496 bps
Operating leverage, GAAP-basis (bps)[C]								332 bps	657 bps			263 bps
Operating leverage, excluding notable items (bps)[D]								332 bps	128 bps			258 bps
Pre-tax margin, GAAP-basis (%)	19.1%	28.6%	28.4%	28.1%	25.0%	25.8%	31.1%	2.7% pts	5.3% pts	25.4%	27.4%	2.0% pts
Notable items as reconciled above (%)	4.1%			1.7%		3.8%				1.4%	1.3%	
Pre-tax margin, excluding notable items (%)	**23.2%**	**28.6%**	**28.4%**	**29.8%**	**25.0%**	**29.6%**	**31.1%**	2.7% pts	1.5% pts	**26.8%**	**28.7%**	1.9% pts
Net income available to common shareholders, GAAP-basis	$ 418	$ 655	$ 682	$ 728	$ 597	$ 630	$ 802	17.6%	27.3%	$ 1,755	$ 2,029	15.6%
Notable items as reconciled above: pre-tax	130			58		138				130	138	
Tax impact on notable items as reconciled above	(31)			(17)		(35)				(31)	(35)	
Net income available to common shareholders, excluding notable items	**$ 517**	**$ 655**	**$ 682**	**$ 769**	**$ 597**	**$ 733**	**$ 802**	17.6%	9.4%	**$ 1,854**	**$ 2,132**	15.0%
Diluted EPS, GAAP-basis	$ 1.37	$ 2.15	$ 2.26	$ 2.46	$ 2.04	$ 2.17	$ 2.78	23.0%	28.1%	$ 5.77	$ 6.98	21.0%
Notable items as reconciled above	0.32			0.14		0.36				0.32	0.36	
Diluted EPS, excluding notable items	**$ 1.69**	**$ 2.15**	**$ 2.26**	**$ 2.60**	**$ 2.04**	**$ 2.53**	**$ 2.78**	23.0%	9.9%	**$ 6.09**	**$ 7.34**	20.5%

[A] Calculated as the period-over-period change in total fee revenue less the period-over-period change in total expenses. [B] Calculated as the period-over-period change in total fee revenue, excluding notable items less the period-over-period change in total expenses, excluding notable items. [C] Calculated as the period-over-period change in total revenue less the period-over-period change in total expenses. [D] Calculated as the period-over-period change in total revenue, excluding notable items less the period-over-period change in total expenses, excluding notable items.

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Reconciliation of constant currency impacts

Reconciliation of Constant Currency FX Impacts	Reported			Currency Translation Impact		Excluding Currency Impact		% Change Constant Currency	
(Dollars in millions)	3Q24	2Q25	3Q25	3Q25 vs. 3Q24	3Q25 vs. 2Q25	3Q25 vs. 3Q24	3Q25 vs. 2Q25	3Q25 vs. 3Q24	3Q25 vs. 2Q25
Non-GAAP basis									
Servicing fees, excluding notable items	$ 1,266	$ 1,304	$ 1,357	$ 15	$ 8	$ 1,342	$ 1,349	6.0%	3.5%
Management fees, excluding notable items	527	562	612	2	1	610	611	15.7%	8.7%
Foreign exchange trading services, excluding notable items	359	428	416	-	-	416	416	15.9%	(2.8)%
Securities finance, excluding notable items	116	126	138	-	-	138	138	19.0%	9.5%
Software and processing fees, excluding notable items	208	254	227	1	-	226	227	8.7%	(10.6)%
Other fee revenue, excluding notable items	59	66	79	-	-	79	79	33.9%	19.7%
Total fee revenue, excluding notable items	2,535	2,740	2,829	18	9	2,811	2,820	10.9%	2.9%
Net interest income, excluding notable items	723	729	715	12	6	703	709	(2.8)%	(2.7)%
Total other income, excluding notable items	1	-	1	-	-	1	1	-	nm
Total revenue, excluding notable items	$ 3,259	$ 3,469	$ 3,545	$ 30	$ 15	$ 3,515	$ 3,530	7.9%	1.8%
Compensation and employee benefits, excluding notable items	$ 1,134	$ 1,180	$ 1,162	$ 12	$ 7	$ 1,150	$ 1,155	1.4%	(2.1)%
Information systems and communications, excluding notable items	463	505	517	2	1	515	516	11.2%	2.2%
Transaction processing services, excluding notable items	255	260	276	3	1	273	275	7.1%	5.8%
Occupancy, excluding notable items	105	105	106	1	-	105	106	-	1.0%
Other expenses, excluding notable items[A]	351	362	373	3	2	370	371	5.4%	2.5%
Total expenses, excluding notable items	$ 2,308	$ 2,412	$ 2,434	$ 21	$ 11	$ 2,413	$ 2,423	4.5%	0.5%

[A] Other expenses, excluding notable items, includes Other expenses and Amortization of intangible assets.

15 STATE STREET

16 This presentation (and the conference call accompanying it) includes certain highlights of, and also material supplemental to, State Street Corporation’s news release announcing its third quarter 2025 financial results. That news release contains a more detailed discussion of many of the matters described in this presentation and is accompanied by an Addendum with detailed financial tables. This presentation (and the conference call accompanying it) is designed to be reviewed together with that news release and that Addendum, which are available on State Street’s website, at http://investors.statestreet.com, and are incorporated herein by reference. No other information on our website is incorporated herein by reference. 1. New asset servicing mandates, including announced Alpha front-to-back investment servicing clients, may be subject to completion of definitive agreements, consents or assignments, approval of applicable boards and shareholders, customary regulatory approvals or other conditions, the failure to complete any of which will prevent the relevant mandate from being installed and serviced. New asset servicing mandates and servicing assets/fees remaining to be installed in future periods exclude new business which has been contracted, but for which the client has not yet provided permission to publicly disclose or anonymously disclose and is not yet installed. These excluded assets, which from time to time may be significant, will be included in new asset servicing mandates and reflected in servicing assets/fees remaining to be installed in the period in which the client provides its permission. Servicing mandates, servicing assets remaining to be installed in future periods and servicing fee revenues remaining to be installed in future periods are presented on a gross basis based on factors present on or about the time we determine the business to be won by us and are not updated based on subsequent developments, including changes in assets, market valuations, scope and, potentially termination. Such assets therefore also do not include the impact of clients who have notified us during the period of their intent to terminate or reduce their relationship with State Street, which from time to time may be significant. New business in assets to be serviced is reflected in our AUC/A after we begin servicing the assets, and new business in assets to be managed is reflected in our AUM after we begin managing the assets. As such, only a portion of any new asset servicing and asset management mandates may be reflected in our AUC/A and AUM as of any particular date specified. AUC/A values for certain asset classes are based on a lag, typically one-month. Generally, our servicing fee revenues are affected by several factors, and we provide varied services from our full suite of offerings to different clients. The basis for fees will also differ across regions and clients and can reflect pricing pressures traditionally experienced in our industry. Consequently, no assumption should be drawn as to future revenue run rate from announced servicing wins or new servicing business yet to be installed, as the amount of revenue associated with AUC/A can vary materially. Management fees also are generally affected by various factors, including investment product type and strategy and relationship pricing for clients, and are more sensitive to market valuations than are servicing fees. Therefore, no assumption should be drawn from management fees associated with changes in AUM levels. Levels of AUC/A, AUC/A to be installed, Servicing fee wins to be installed and AUM are always presented as of the end of the relevant period, unless otherwise specifically noted. 2. Servicing fee revenue wins/backlog (i.e., "to be installed") represents estimates of future annual revenue associated with new servicing engagements State Street determines to be won during the current reporting period, which may include anticipated servicing-related revenues associated with acquisitions or structured transactions, based upon factors assessed at the time the engagement is determined by State Street to be won, including asset volumes, number of transactions, accounts and holdings, terms and expected strategy. These and other relevant factors influencing projected servicing fees upon asset implementation/onboarding will change from time to time prior to, upon and following asset implementation/onboarding, among other reasons, due to varying market levels and factors and client and investor activity and preferences. Servicing fee/backlog estimates are not updated to reflect those changes, regardless of the magnitude or direction of, or reason for, any change. Servicing fee revenue wins in any period are highly variable and include estimated fees attributable to both (1) services to be provided for new estimated AUC/A reflected in new asset servicing wins for the period (with AUC/A to be onboarded in the future) and (2) additional services to be provided for AUC/A already included in our end-of period AUC/A (i.e., for which other services are currently provided); and the magnitude of one source of servicing fee revenue wins relative to the other (i.e., (1) relative to (2)) will vary from period to period. Therefore, for these and other reasons, comparisons of estimated servicing fee revenue wins to estimated new asset servicing AUC/A wins for any period will not produce reliable fee per AUC/A estimates. No servicing fees are recognized until the point in the future when we begin performing the associated services with respect to the relevant AUC/A. See also endnote 1 above in reference to considerations applicable to pending servicing engagements, which similarly apply to engagements for which reported servicing fee revenue wins/backlog are attributable. Both AUC/A and servicing fee revenue, when presented on a "backlog" or "to be installed" basis, are presented as of period-end. 3. Strategic partnership with Apex Fintech Solutions, including a minority investment by State Street, announced on September 3, 2025. 4. State Street was recognized in Euromoney Magazine’s 2025 FX Awards across eight categories: World’s Best Bank for Client Service, World’s Best Bank for Real Money Clients, World’s Best Bank for FX Research, World’s Best FX Venue for Real Money Clients, World’s Best FX Solution for Real Money Clients, World’s Best Solution for Data Management, World’s Best Provider of TCA Solutions, and World’s Best New FX Platform. 5. NII is presented on a GAAP-basis. NIM is presented on a fully taxable-equivalent (FTE) basis, and is calculated by dividing FTE NII by average total interest-earning assets. Refer to the Addendum for reconciliations of NII FTE- basis to NII GAAP-basis on the Average Statement of Condition. 6. Capital returned represents $237M of common stock dividends declared during 3Q25 and $400M of common share repurchases made in 3Q25. Total payout represents capital returned divided by net income available to common shareholders over the period of 3Q25. The total payout ratio was 79% in 3Q25. 7. Unless otherwise noted, all capital ratios referenced on this slide and elsewhere in this presentation refer to State Street Corporation, or State Street, and not State Street Bank and Trust Company. All capital ratios are as of quarter-end. The lower of capital ratios calculated under the Basel III advanced approaches and under the Basel III standardized approach are applied in the assessment of our capital adequacy for regulatory purposes. Standardized approach ratios were binding for 3Q24 to 3Q25. Refer to the Addendum for descriptions of these ratios. September 30, 2025 capital ratios are presented as of quarter-end and are preliminary estimates. 8. Quartile performance data provided by iMoneyNet. Market share based on Global Institutional Money Market Funds and sourced from Money Fund Analyzer, a service provided by iMoneyNet as of the end of September 2025. 9. FX trading services of $374M in 3Q24 included a notable item related to a revenue-related recovery of $15M. FX trading services of $431M in 2Q25 included a notable item related to a revenue-related recovery of $3M associated with the proceeds from a 2018 FX benchmark litigation resolution. Excluding notable items, 3Q25 FX trading services of $416M was up 16% compared to 3Q24 adjusted FX trading services of $359M, and down (3)% compared to 2Q25 adjusted FX trading services of $428M.

17 10. Software and processing fees of $227M in 3Q25 was up 9% compared to 3Q24 Software and processing fees of $208M. Software and processing fees of $230M in 2Q25 included a notable item related to an Alpha- related client rescoping of $24M. Excluding the notable item, 3Q25 Software and processing fees of $227M was down (11)% compared to 2Q25 adjusted Software and processing fees of $254M. 11. On-premises revenue is revenue derived from locally installed software. Software-enabled revenue includes SaaS, maintenance and support revenue, FIX, brokerage, and value-add services. The revenue recognition pattern for On-premises installations differs from software-enabled revenue. 12. Front office software and data revenue primarily includes revenue from CRD, Alpha Data Platform and Alpha Data Services. Includes Other revenue of $3-4M in each of 3Q24 through 3Q25. Revenue line items may not sum to total due to rounding. 13. Front office software and data of $167M in 3Q25 was up 14% compared to 3Q24 Front office software and data of $146M. Front office software and data of $169M in 2Q25 included a notable item related to an Alpha- related client rescoping of $24M. Excluding the notable item, 3Q25 Front office software and data of $167M was down (13)% compared to 2Q25 adjusted Front office software and data of $193M. 14. Front office bookings represent signed ARR contract values for CRD, CRD for Private Markets, Alpha Data Platform, and Alpha Data Services excluding bookings with affiliates, including State Street Investment Management. Front office revenue derived from affiliate agreements is eliminated in consolidation for financial reporting purposes. 15. Front office software and data annual recurring revenue (ARR), an operating metric, is calculated by annualizing current quarter revenue for CRD and CRD for Private Markets and includes the annualized amount of most software-enabled revenue, including revenue generated from SaaS, maintenance and support revenue, FIX, and value-added services, which are all expected to be recognized ratably over the term of client contracts. Front office software and data ARR does not include software-enabled brokerage revenue, revenue from affiliates and licensing fees (excluding the portion allocated to maintenance and support) from On-premises software. 16. Represents expected ARR from signed client contracts that are scheduled to be largely installed over the next 24 months for CRD, CRD for Private Markets and Alpha Data Services. It includes SaaS revenue, as well as maintenance and support revenue, and excludes the one-time impact of On-premises license revenue, revenue generated from FIX, brokerage, value-add services, and professional services as well as revenue from affiliates. 17. These deposits primarily reflect our maintenance of cash balances at the Federal Reserve, the ECB and other non-U.S. central banks. 18. Average loans are presented on a gross basis. Refer to the Addendum for average loans net of expected credit losses. 19. Compensation and employee benefits expenses of $1,280M in 2Q25 included a notable item related to a repositioning charge of $100M. Excluding this notable item, 3Q25 Compensation and employee benefits of $1,162M was down (2)% compared to 2Q25 adjusted Compensation and employee benefits of $1,180M. Information systems and communications expenses of $523M in 2Q25 included a notable item reflecting an Alpha- related client rescoping of $18M. Excluding this notable item, 3Q25 Information systems and communications expenses of $517M was up 2% compared to 2Q25 adjusted Information systems and communications expenses of $505M. 20. Other, excluding notable items, includes Other expenses and Amortization of intangible assets. 21. The SCB of 2.5% effective on October 1, 2025 is calculated based upon the results of the 2025 Federal Reserve supervisory stress test. 22. Adjusted average assets (Tier 1) is equal to average consolidated assets less applicable Tier 1 leverage capital reductions under regulatory standards. 23. The Tier 1 leverage ratio differs from the SLR primarily in that the denominator of the Tier 1 leverage ratio is a quarterly average of on-balance sheet assets, while the SLR additionally includes off-balance sheet exposures. In addition, STT’s SLR includes regulatory deductions. Refer to the Addendum for additional information on regulatory capital. 24. State Street Corporation LCR in 3Q25 decreased 1% QoQ to ~106%; State Street Bank and Trust's (SSBT) LCR is significantly higher than State Street Corporation's (SSC) LCR, primarily due to application of the transferability restriction in the U.S. LCR Final Rule to the calculation of SSC’s LCR. This restriction limits the amount of HQLA held at SSC’s principal banking subsidiary, SSBT, and available for the calculation of SSC’s LCR to the amount of net cash outflows of SSBT. This transferability restriction does not apply in the calculation of SSBT’s LCR, and therefore SSBT’s LCR reflects the full benefit of all of its HQLA holdings. 25. As a U.S. G-SIB, State Street must maintain a 2% SLR buffer at the holding company and a 3% buffer at State Street Bank in order to avoid any limitations on distributions to shareholders and discretionary bonus payments to certain executives.

18 This Presentation contains forward-looking statements within the meaning of United States securities laws, including statements about our goals and expectations regarding our strategy, growth and sales prospects, capital management, business, financial and capital condition, results of operations, the financial and market outlook and the business environment. Forward-looking statements are often, but not always, identified by such forward-looking terminology as "estimate," "will," "opportunity," "strategy," "future," "driver," “outlook,” “priority,” “expect,” “intend,” “aim,” “outcome,” “future,” “pipeline,” “trajectory,” “target," “guidance,” “objective,” “plan,” “forecast,” “believe,” “anticipate,” “seek,” “may,” “trend,” and “goal,” or similar statements or variations of such terms. These statements are not guarantees of future performance, are inherently uncertain, are based on current assumptions that are difficult to predict and involve a number of risks and uncertainties. Therefore, actual outcomes and results may differ materially from what is expressed in those statements, and those statements should not be relied upon as representing our expectations or beliefs as of any time subsequent to the time this Presentation is first issued. We are subject to intense competition, which could negatively affect our profitability; We are subject to significant pricing pressure and variability in our financial results and our AUC/A and AUM; We could be adversely affected by political, geopolitical, economic and market conditions, including, for example, as a result of liquidity or capital deficiencies (actual or perceived) by other financial institutions and related market and government actions, changes in U.S. trade or other policies or those policies of other nations, the ongoing conflicts in Ukraine and in the Middle East, major political shifts domestically or internationally (including the potential for retaliatory actions by governments, market participants or clients based on diverging perspectives or otherwise, and separately, the pending shutdown of the U.S. federal government), actions taken by central banks in an attempt to address prevailing economic conditions, changes in monetary policy or periods of significant volatility in the markets for equity, fixed income and other asset classes globally or within specific markets; Our development and completion of new products and services, including State Street Alpha® and those related to wealth servicing, alternative investment management or digital assets or incorporating artificial intelligence, may impose costs on us, involve dependencies on third parties and may expose us to increased risks; Our business may be negatively affected by risks associated with strategic initiatives we are undertaking to enhance the effectiveness and efficiency of our operations and of our cybersecurity and technology infrastructure or by our failure to meet the related, resiliency or other expectations of our clients and regulators, or as a result of a cyber-attack or similar vulnerability in our or business partners' infrastructure; Our risk management framework, models and processes may not be effective in identifying or mitigating risk and reducing the potential for related losses, and a failure or circumvention of our controls and procedures, or errors or delays in our operational and transaction processing, or those of third parties, could have an adverse effect on our business, financial condition, operating results and reputation; Acquisitions, strategic alliances, joint ventures and divestitures, and the integration, retention and development of the benefits of these transactions, pose risks for our business; Competition for qualified members of our workforce is intense, and we may not be able to attract and retain the highly skilled people we need to support our business; We have significant operations, and clients, in many markets and jurisdictions globally that can be adversely impacted, locally or more broadly, by disruptions in those or other markets or economies, including local, regional and geopolitical developments affecting those markets or economies; Our investment securities portfolio, consolidated financial condition and consolidated results of operations could be adversely affected by changes in the financial markets, governmental action or monetary policy. For example, among other risks, changes in prevailing interest rates or market conditions have led, and were they to persist or occur in the future could further lead, to decreases in our NII or to portfolio management decisions resulting in reductions in our capital or liquidity ratios; Our business activities expose us to interest rate risk; We assume significant credit risk of counterparties, who may also have substantial financial dependencies on other financial institutions, and these credit exposures and concentrations could expose us to financial loss; Our fee revenue represents a significant portion of our revenue and is subject to and may decline based on, among other factors, market and currency declines, investment activities and preferences of our clients and their business mix, as well as the timing of new business onboarding; If we are unable to effectively manage our capital and liquidity, our financial condition, capital ratios, results of operations and business prospects could be adversely affected; We may need to raise additional capital or debt in the future, which may not be available to us or may only be available on unfavorable terms; If we experience a downgrade in our credit ratings, or an actual or perceived reduction in our financial strength, our borrowing and capital costs, liquidity and reputation could be adversely affected; Our business and capital-related activities, including common share repurchases, may be adversely affected by regulatory requirements and considerations, including capital, credit and liquidity; We face extensive and changing government regulation and supervision in the U.S. and non-U.S. jurisdictions in which we operate, which may increase our costs and compliance risks and may affect our business activities and strategies; Our businesses may be adversely affected by government enforcement and litigation; Our businesses may be adversely affected by increased and conflicting political, regulatory and client scrutiny of asset management, stewardship and corporate sustainability or Environmental, Social and Governance (ESG) practices; Any misappropriation of the confidential information we possess could have an adverse impact on our business and could subject us to regulatory actions, litigation and other adverse effects; Our calculations of risk exposures, total RWA and capital ratios depend on data inputs, formulae, models, correlations and assumptions that are subject to change, which could materially impact our risk exposures, our total RWA and our capital ratios from period to period; Changes in accounting standards may adversely affect our consolidated results of operations and financial condition; Changes in tax laws, rules or regulations, challenges to our tax positions and changes in the composition of our pre-tax earnings may increase our effective tax rate; We could face liabilities for withholding and other non-income taxes, including in connection with our services to clients, as a result of tax authority examinations; Our businesses may be negatively affected by adverse publicity or other reputational harm; Shifting and maintaining operational activities to non-U.S. jurisdictions, changing our operating model, and outsourcing to, or insourcing from, third parties expose us to increased operational risk, geopolitical risk and reputational harm and may not result in expected cost savings or operational improvements; Attacks or unauthorized access to our or our business partners' or clients' information technology systems or facilities, such as cyber-attacks or other disruptions to our or their operations, could result in significant costs, reputational damage and impacts on our business activities; Long-term contracts and customizing service delivery for clients expose us to increased operational risk, pricing and performance risk; We may not be able to protect our intellectual property or may infringe upon the rights of third parties; The quantitative models we use to manage our business may contain errors that could adversely impact our business, financial condition, operating results and regulatory compliance, and lapses in disclosure controls and procedures or internal control over financial reporting could occur, any of which could result in material harm; Our reputation and business prospects may be damaged if investors in the collective investment pools we sponsor or manage incur substantial losses in these investment pools or are restricted in redeeming their interests in these investment pools; The impacts of global regulatory requirements and expectations, shifting client preferences, and disclosure requirements related to climate risks and sustainability standards could adversely affect us; and We may incur losses or face negative impacts on our business as a result of unforeseen events, including terrorist attacks, geopolitical events, acute or chronic physical risk events, including natural disasters, pandemics, global conflicts, or a banking crisis, which may have a negative impact on our business and operations. Other important factors that could cause actual results to differ materially from those indicated by any forward-looking statements are set forth in our 2024 Annual Report on Form 10-K and our subsequent SEC filings. We encourage investors to read these filings, particularly the sections on risk factors, for additional information with respect to any forward-looking statements and prior to making any investment decision. The forward-looking statements contained in this Presentation should not be relied on as representing our expectations or beliefs as of any time subsequent to the time this Presentation is first issued, and we do not undertake efforts to revise those forward-looking statements to reflect events after that time.

19 In addition to presenting State Street's financial results in conformity with U.S. generally accepted accounting principles, or GAAP, management also presents certain financial information on a basis that excludes or adjusts one or more items from GAAP. This latter basis is a non-GAAP presentation. In general, our non-GAAP financial results adjust selected GAAP-basis financial results to exclude the impact of revenue and expenses outside of State Street’s normal course of business or other notable items, such as acquisition and restructuring charges, repositioning charges, gains/losses on sales, as well as, for selected comparisons, seasonal items. For example, we sometimes present expenses on a basis we may refer to as “expenses ex-notable items", which exclude notable items and, to provide additional perspective on both prior year quarter and sequential quarter comparisons, may also exclude seasonal items. Management believes that this presentation of financial information facilitates an investor's further understanding and analysis of State Street's financial performance and trends with respect to State Street’s business operations from period-to-period, including providing additional insight into our underlying margin and profitability. In addition, Management may also provide additional non-GAAP measures. For example, we may sometimes present ratios, such as return on tangible common equity, based on an adjusted common shareholder equity metric, "tangible common equity", which reflects a reduction (net of deferred taxes) for goodwill and other intangible assets, as we believe this presentation provides additional context about our use of equity. As an additional example, we may present revenue and expense measures on a constant currency basis to identify the significance of changes in foreign currency exchange rates (which often are variable) in period-to-period comparisons. This presentation represents the effects of applying prior period weighted average foreign currency exchange rates to current period results. Non-GAAP financial measures should be considered in addition to, not as a substitute for or superior to, financial measures determined in conformity with GAAP. Refer to the “Reconciliation of notable items” in this Appendix and to the Addendum for reconciliations of our non-GAAP financial information. To access the Addendum go to http://investors.statestreet.com and click on “Filings & Reports – Quarterly Results”.

20 ARR Annual recurring revenue AUC/A Assets under custody and/or administration AUM Assets under management CET1 ratio Common equity tier 1 ratio CRD Charles River Development Diluted earnings per share (EPS) Net income available to common shareholders divided by diluted average common shares outstanding for the noted period EMEA Europe, Middle East and Africa EPS Earnings per share ESG Environmental, Social, and Governance ETF Exchange-traded fund Fee operating leverage Rate of growth of total fee revenue less the rate of growth of total expenses, relative to the successive prior year period, as applicable FIX The Charles River Network's FIX Network Service (CRN) is an end-to-end trade execution and support service facilitating electronic trading between Charles River's asset management and broker clients Front office uninstalled revenue backlog Represents the annualized recurring revenue from signed client contracts that are scheduled to be fully installed over the next 24 months for CRD, Charles River for Private Markets and Alpha Data Services. It includes SaaS revenue as well as maintenance and support revenue and excludes the one-time impact of on-premises license revenue, revenue generated from FIX, brokerage, value-add services, and professional services as well as revenue from affiliates FTE Fully taxable-equivalent FX Foreign exchange FY Full-year GAAP Generally accepted accounting principles in the United States G-SIB Global systemically important bank HQLA High Quality Liquid Assets IM Investment Management IS Investment Services LCR Liquidity Coverage Ratio Lending related and other Lending related and other fees primarily consist of fee revenue associated with State Street’s fund finance, leveraged loans, municipal finance, insurance and stable value wrap businesses Net interest income (NII) Income earned on interest bearing assets less interest paid on interest bearing liabilities Net interest margin (NIM) (FTE) Fully taxable-equivalent (FTE) Net interest income divided by average total interest-earning assets nm Not meaningful NYSE New York Stock Exchange On-premises On-premises revenue as recognized in Front office software and data Operating leverage Rate of growth of total revenue less the rate of growth of total expenses, relative to the corresponding prior year period, as applicable %Pts Percentage points is the difference from one percentage value subtracted from another Payout ratio Total payout ratio is equal to common stock dividends and common stock purchases as a percentage of net income available to common shareholders Pre-tax margin Income before income tax expense divided by total revenue Quarter-over-Quarter (QoQ) Sequential quarter comparison Return on average equity (ROE) Net income available to common shareholders divided by average common equity Return on average tangible common equity (ROTCE) Net income available to common shareholders divided by average tangible common equity RWA Risk weighted assets SaaS Software as a service SCB Stress capital buffer Seasonal expenses Seasonal deferred incentive compensation expenses for retirement-eligible employees and payroll taxes SEC Securities Exchange Commission SSC State Street Corporation Year-over-Year (YoY) Current period compared to the same period a year ago YTD Year-to-date